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                 [LETTERHEAD OF LINCOLN BENEFIT LIFE COMPANY]


April 30, 1997

                                                            Exhibit 12

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

RE:  Lincoln Benefit Life Variable Life Account
     File No 33-67386

Commissioners:

I am an attorney at law admitted to the Bar of the state of Nebraska. I am Counsel of Lincoln Benefit Life Company. I provide legal counsel for the Lincoln Benefit Life Variable Life Account. In such capacity, I have reviewed the Lincoln Benefit Life Variable Life Account's Post-Effective Amendment No. 8 to Form S-6 filed pursuant to Rule 485(b) under the Securities Act of 1933 and represent that such Amendment does not contain disclosure which would render it ineligible to become effective pursuant to Rule 485(b).

                                         Sincerely,

                                         /s/ Gregory C. Sernett

                                         Gregory C. Sernett
                                         Counsel